UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 NEWS OF CHINA INC.
(Exact name of registrant as specified in its charter)

Delaware	98-0471083
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

1855 Talleyrand, Suite 203A, Brossard, Quebec, Canada,	J4W 2Y9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-137570 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.0001 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-137570, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
3.1	Certificate of Incorporation (incorporated by reference from our Form SB-2 Registration Statement, filed on September 25, 2006).
3.2	Bylaws (incorporated by reference from our Form SB-2 Registration Statement, filed on September 25, 2006).
10.1	Form of Subscription Agreement between News of China Inc. and each of the following persons: (incorporated by reference from our Form SB-2 Registration Statement, filed on September 25, 2006).
	Name	Number of Common Shares Purchased at $0.10 per Share
	Dali He	500,000
	Lu Yang	500,000
	Artur Berzoi	1,000
	Beihua Hu	1,000
	Bo Wu	1,000
	Chun Wang	1,000
	Chun Xu	1,000
	Cuixia Zhu	1,000
	Dachen Jiang	1,000
	Dan Liu	1,000
	Danmei Yu	1,000
	Donglei Li	1,000
	Feiyun Chen	1,000
	Fengyuan Jiang	1,000
	Frederic Tessier	1,000
	Guanghui Lu	1,000
	Guixin Li	1,000
	Haiping Gao	1,000
	Hui Ma	1,000
	Ji Ma	1,000
	Jia Chen	1,000

Jiayuan Zhou	1,000
Jibin Meng	1,000
Jie Luo	1,000
Jie Zhang	1,000
Jing He	1,000
Jing Wu	1,000
Jing Ye	1,000
Junzheng Wang	1,000
Kai Yu	1,000
Li Zhang	1,000
Meixiang Sun	1,000
Mingfeng Zhao	1,000
Pu Theresa Yan	1,000
Qing Chen	1,000
Qu Wei	1,000
Qun Zheng	1,000
Shan Lu	1,000
Tao Jiang	1,000
Tong Wang	1,000
Wantao Deng	1,000
Weiping Di	1,000
Xin Mo	1,000
Xu Shang Fang	1,000
Yajuan Mu	1,000
Yang Li	1,000
Yanzong Shao	1,000
Yi Yang	1,000
Zhaoxia Fan	1,000
Zhen Jiang	1,000
Zhitian Zhuang	1,000
Zhiyong Wu	1,000
Total	1,050,000

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEWS OF CHINA INC.

Date:	October 25, 2006

/s/ Chenxi Shi

Chenxi Shi

President, Treasurer and Director